UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	March 6, 2017

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2017, the Board of Directors of Oshkosh Corporation (the “Company”) elected James C. Freeders, the current Vice President, Finance and Assistant Controller of the Company, as Senior Vice President, Finance and Controller of the Company.  He will succeed Thomas J. Polnaszek, the Company’s current Senior Vice President, Finance and Controller, as the Company’s principal accounting officer.  On February 6, 2016, Mr. Polnaszek notified the Company of his intent to retire from the Company.

Mr. Freeders, who is 47, joined the Company in 2005 as Senior Director of Financial Reporting.  He was appointed to his current position, Vice President, Finance and Assistant Controller, in 2011.

There are no arrangements between Mr. Freeders and any other person pursuant to which Mr. Freeders was elected to serve as an officer of the Company, nor are there any transactions in which the Company is a participant in which Mr. Freeders has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: March 8, 2017	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel
and Secretary